UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2018

pdvWireless, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36827	33-0745043
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3 Garret Mountain Plaza Suite 401 Woodland Park, NJ	07424
(Address of principal executive offices)	(Zip Code)

(973) 771-0300
Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02.  Results of Operations and Financial Condition.

On June 5, 2018, pdvWireless, Inc. (the “Company”) issued a press release announcing financial results for the fiscal quarter and year ended March 31, 2018 and the initial plan to restructure its TeamConnect and pdvConnect businesses as discussed further below. A copy of the press release is attached hereto as Exhibit 99.1.

The information furnished in this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934 or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission.

Item 2.05.  Costs Associated with Exit or Disposal Activities.

On June 1, 2018, the Company’s Board of Directors approved an initial plan to restructure the Company’s business aimed at reducing the future operating costs of its TeamConnect and pdvConnect businesses and better aligning and focusing its business priorities on its spectrum initiatives aimed at modernizing and realigning the 900 MHz band to increase its usability and capacity, including for the future deployment of broadband and other advanced technologies and services.  As part of the restructuring plan, the Company will eliminate approximately 20 positions, or 20% of its workforce.   The Company expects to record a restructuring charge in the first quarter of fiscal 2019 of approximately $0.3 million, primarily related to employee severance and benefit costs.  Affected employees have received notification and are eligible to receive severance payments based on their level within the organization and years of service, contingent upon an affected employee’s execution (and non-revocation) of a separation agreement, which includes a general release of claims against the Company.   Overall, the Company expects that the workforce reduction will decrease operating costs by $1.6 million on an annualized basis.  The actions associated with today’s restructuring announcement are anticipated to be completed by June 30, 2018.  It is anticipated that the related cash payments will occur by the end of September 30, 2018.

This Item 2.05 contains “forward-looking statements” that are based upon the beliefs of, and assumptions made by, the Company’s management, as well as information currently available to management. These forward-looking statements reflect the Company’s current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements. A further description of the risks and uncertainties relating to the Company’s initiatives, business and operations is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018, filed with the Securities and Exchange Commission (the “SEC”).  The Company does not intend to update these forward-looking statements, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated June 5, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

pdvWireless, Inc.

Date: June 5, 2018	/s/ Morgan E. O’Brien
Morgan E. O’Brien
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated June 5, 2018.